Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned, being a director and/or officer of Northwest Pipeline Corporation, a Delaware corporation (“Northwest Pipeline”), hereby constitutes and appoints R. Rand Clark, Brian K. Shore, and Richard D. Rodekohr, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of debt securities of Northwest Pipeline and any and all amendments to such registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 23rd day of August, 2006.

Signature	Title	Date
/s/ Steven J. Malcolm
Steven J. Malcolm	Chairman of the Board	August 23, 2006

/s/ Phillip D. Wright Phillip D. Wright	Director and Senior Vice President (Principal Executive Officer)	August 23, 2006

/s/ Allison G. Bridges
Allison G. Bridges	Director and Vice President	August 23, 2006

/s/ Richard D. Rodekohr	Vice President and Treasurer	August 23, 2006
Richard D. Rodekohr	(Principal Financial Officer)

/s/ R. Rand Clark	Controller	August 23, 2006
R. Rand Clark	(Principal Accounting Officer)